SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2009
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 1, 2009, Otter Tail Corporation (the “Company”) and Cascade Investment, L.L.C. (“Cascade”) entered into a Standstill Agreement (the “Standstill Agreement”) under which Cascade agreed, among other things, that subject to certain limited exceptions and qualifications it will not, and will not permit any of its subsidiaries to, without the approval of the Company’s Board of Directors, do any of the following during the Standstill Period defined below: (i) acquire, propose or agree to acquire shares of the Company’s “Voting Securities,” which include the Company’s common shares, $5 par value per share (“Common Shares”), and any other securities of the Company entitled generally to vote for the election of directors of the Company, if as a result of such acquisition Cascade would beneficially own 20% or more of the Company’s outstanding Voting Securities, (ii) form or join any “group” with respect to any Voting Securities, (iii) deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement or similar arrangement, (iv) participate in a “solicitation” of “proxies” to vote any Voting Securities, except in accordance with matters recommended by the Company’s Board of Directors, or (v) seek to influence any person or entity with respect to the voting of any Voting Securities, except in accordance with matters recommended by the Company’s Board of Directors. The Standstill Period begins on the date Cascade acquires Voting Securities such that it beneficially owns 10% or more of the Company’s outstanding Voting Securities, and ends on the date of termination of the Standstill Agreement.
The Standstill Agreement terminates upon the earliest to occur of (a) termination by mutual written agreement of the Company and Cascade, (b) the expiration of one year from the date Cascade delivers written notice to the Company of Cascade’s election to terminate the Standstill Agreement (which notice may be delivered at any time after May 1, 2012), (c) written notice by Cascade to the Company after a third party (1) commences a tender offer or exchange offer for at least 50% of the Company’s outstanding Voting Securities, (2) publicly announces the commencement of a proxy contest with respect to the election of any directors of the Company or (3) enters into a definitive agreement with the Company contemplating the acquisition of at least 50% of the Company’s outstanding Voting Securities or all or any material portion of the assets of the Company (other than as part of the Company’s proposed holding company reorganization), (d) written notice by Cascade to the Company any time after Cascade had acquired beneficial ownership of 10% or more of the Company’s outstanding voting securities but thereafter beneficially owns less than 10% of the Company’s outstanding Voting Securities, or (e) consummation of the Company’s proposed holding company reorganization, upon the execution and delivery by Cascade to the new holding company of a separate standstill agreement on terms no less favorable to Cascade than the terms contained in the Standstill Agreement.
In connection with the Company’s execution of the Standstill Agreement, a special committee of the Board of Directors of the Company comprised solely of disinterested directors (the “Special Committee”) voted, contingent upon execution and delivery of the Standstill Agreement, to waive the provisions of Section 673 of the Minnesota Business Corporation Act (the “MBCA”) with respect to one or more acquisitions by Cascade of Common Shares resulting in Cascade becoming an “interested shareholder” as defined in the MBCA. Section 673 of the MBCA imposes limitations and restrictions on certain business combinations involving publicly held Minnesota corporations and their interested shareholders, but those restrictions can be waived if the acquisition or acquisitions resulting in a shareholder becoming an Interested Shareholder are approved in advance of the acquisition by a special committee of the corporation comprised solely of disinterested directors.
The summary in this Item 1.01 of the material terms of the Standstill Agreement is qualified in its entirety by reference to the full text of the Standstill Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition
     On May 4, 2009 Otter Tail Corporation issued a press release concerning consolidated financial results for the first quarter of 2009, a copy of which is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statement and Exhibits
     (d) Exhibits
10.1	Standstill Agreement, dated May 1, 2009, between Otter Tail Corporation and Cascade Investment, L.L.C.

99.1	Press Release issued May 4, 2009

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: May 5, 2009
	By	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Standstill Agreement, dated May 1, 2009, between Otter Tail Corporation and Cascade Investment, L.L.C.

99.1	Press release, dated May 4, 2009

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